Exhibit 99.1

NASDAQ Grants Rekor Systems Six-Month Extension to Regain Compliance with Minimum Bid Price Requirement

COLUMBIA, Md., October 27, 2026 (GLOBE NEWSWIRE) -- Rekor Systems, Inc. (NASDAQ: REKR) ("Rekor" or the "Company"), a provider of AI-powered roadway intelligence, today announced that it has received written notification from Nasdaq granting the Company a six-month extension, through April 26, 2027, to regain compliance with Nasdaq’s $1.00 minimum bid price requirement.

Rekor Systems’ common stock continues to trade on The Nasdaq Capital Market under the symbol “REKR."

About Rekor Systems, Inc.

Rekor Systems, Inc. (NASDAQ: REKR) is a technology company developing trusted data, privacy, security, and intelligence solutions for real-world transportation, public safety, video, and sensor networks. Rekor's advanced computer vision, machine learning, data security, and media authentication platforms help government agencies, public-safety organizations, transportation authorities, commercial customers, and technology partners transform visual, roadway, and sensor data into trusted, actionable intelligence. Rekor's solutions are designed to support safer, more efficient mobility, stronger public-safety outcomes, privacy-conscious data practices, operational transparency, and evidentiary integrity.

To learn more, visit Rekor.ai.

Media & Investor Relations Contact

Charles Degliomini

Executive Vice President

Rekor Systems, Inc.

cdegliomini@rekor.ai

Forward-Looking Statements

This press release and its links and attachments contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Rekor Systems, Inc. that involve substantial risks and uncertainties, including particularly statements regarding our future results of operations and financial position, business strategy, prospective products and services, timing and likelihood of success, plans and objectives of management for future operations and future results of current and anticipated products and services. These statements involve uncertainties, such as known and unknown risks, and are dependent on other important factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance or achievements we express or imply. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date they are made and are subject to a number of risks, uncertainties and assumptions described under the sections in our Annual Report on Form 10-K for the year ended December 31, 2025 entitled "Risk Factors" and in our subsequent Quarterly Reports on Form 10-Q filed with the SEC. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in this press release and in other documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business. The forward-looking statements do not reflect the potential impact of any divestiture, merger, acquisition, or other business combination that had not been completed as of the date of this filing. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on them as predictions of future events. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.